UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 27, 2017 (April 21, 2017)

Alcentra Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	1-36447	46-2961489
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

200 Park Avenue, 7th Floor
New York, NY 10166

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 922-8240

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2017, the board of directors (the “Board”) of Alcentra Capital Corporation (the “Company”) appointed Paul Hatfield as Chairman Emeritus of the Company and appointed Paul Echausse as Chairman of the Board, each effective as of April 21, 2017.

On April 21, 2017, the Board appointed David Scopelliti to serve as President and Chief Executive Officer of the Company, effective as of June 30, 2017 and as a director of the Company, effective as of April 21, 2017 and until the Company’s 2019 annual meeting of stockholders and until his successor is duly elected and qualifies. Mr. Scopelliti’s appointments are in conjunction with his promotion as Chief Investment Officer of Alcentra NY, LLC (the “Adviser”), the Company’s investment adviser. In connection with Mr. Scopelliti’s appointment, Mr. Echausse resigned as President and Chief Financial Officer of the Company, effective as of June 30, 2017.

Mr. Scopelliti, age 52, has served as the Company’s Executive Vice President since March 2017 and served as the Company’s Senior Vice President from March 2015 through March 2017. Mr. Scopelliti has also served as Managing Director of the Company and Senior Vice President of the Adviser since July 2014 Since 2004, Mr. Scopelliti has served as an Independent Director of Student Transportation Inc. (Nasdaq: STB). Prior to Alcentra, Mr. Scopelliti was a Principal at GarMark where he focused on investing private debt and private equity in middle market companies and prior to that served as the Managing Director with Pacific Corporate Group, an alternative asset investment and consulting firm, responsible for discretionary and non-discretionary private investment programs for corporate and governmental pension plans. Prior to that, Mr. Scopelliti was appointed by the Connecticut State Treasurer as Head of Private Equity for the Connecticut Retirement Plans and Trust Funds. In that role, he was responsible for restructuring, restarting and managing its $4 billion global private equity program as well as serving as Vice Chairman for the Institutional Limited Partners Association. He was also previously head of ING Capital’s Merchant Banking Group in New York investing debt and equity capital into middle-market companies for acquisitions, growth and recapitalizations with a focus on transportation, homeland security, consumer and environmental services. Mr. Scopelliti sits on a number of private company boards as either a director or observer.

Mr. Scopelliti was not appointed to the Board pursuant to any arrangement or understanding with any other person, and there are no current or proposed transactions between the Company and Mr. Scopelliti or his immediate family members which would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”).

On April 21, 2017, the Board appointed Ellida McMillan to serve as Chief Financial Officer and Chief Operating Officer of the Company, effective as of April 21, 2017.

Ms. McMillan, age 49, has served as the Company’s Chief Accounting Officer, Treasurer and Secretary since November 2013. Prior to joining Alcentra, Ms. McMillan served as a CPA/Partner consultant with Tatum US, a financial and technology consulting and advisory firm. Prior to joining Tatum US, from January 2007 through March 2012, Ms. McMillan owned McMillan Consulting, which provided management and financial consulting for venture capital companies and other small to medium sized businesses, including advising on accounting, financial reporting and analysis, and other financial matters. Previously, Ms. McMillan was a corporate controller at KBC Financial Holdings, a subsidiary of KBC Financial Products UK Ltd, which engaged in the sales, structuring and risk management of equity linked and equity derivatives instruments, from 2000 until 2004. Prior to KBC, Ellida was an associated director of Fixed Income Derivatives at Bear Stearns & Co. from 1999 until 2000. Ellida began her career as an auditor at Arthur Andersen in the financial service sector. Ellida holds a B.S. from Fairfield University and is a licensed CPA.

There are no related party transactions involving Ms. McMillan that are reportable under Item 404(a) of Regulation S-K promulgated by the SEC.

On April 21, 2017, the Board appointed Branko Krmpotic to Executive Vice President of the Company, effective April 21, 2017.

Item 9.01	Financial Statements and Exhibits.

99.1 Press release dated April 27, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2017	ALCENTRA CAPITAL CORPORATION

	By:	/s/ Ellida McMillan
Name: Ellida McMillan Title: Chief Financial Officer and Chief Operating Officer